As filed with the Securities and Exchange Commission on December 22, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

CADENCE PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	41-2142317
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12481 High Bluff Drive, Suite 200

San Diego, CA 92130

(858) 436-1400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CADENCE PHARMACEUTICALS, INC. 2006 EQUITY INCENTIVE AWARD PLAN

(Full title of the plan)

Theodore R. Schroeder

President and Chief Executive Officer

Cadence Pharmaceuticals, Inc.

12481 High Bluff Drive, Suite 200 San Diego, CA 92130

(858) 436-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Cheston J. Larson, Esq. Latham & Watkins LLP 12636 High Bluff Drive, Suite 400 San Diego, CA 92130 (858) 523-5400	Hazel M. Aker Cadence Pharmaceuticals, Inc. 12481 High Bluff Drive, Suite 200 San Diego, CA 92130 (858) 436-1400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001, par value per share	3,500,000 (2)	$9.835 (3)	$34,422,500	$2,454.32

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock, par value $0.0001 per share of Cadence Pharmaceuticals, Inc. (“Common Stock”) which become issuable under the Cadence Pharmaceuticals, Inc. 2006 Equity Incentive Award Plan (the “2006 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2)	Represents 3,500,000 additional shares of Common Stock available for issuance under the 2006 Plan.
(3)

This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, and is based on the average ($9.835) of the high ($10.01) and low ($9.66) prices for the common stock reported by the Nasdaq Global Market on December 18, 2009.

REGISTRATION OF ADDITIONAL SECURITIES

We have prepared this registration statement (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register (1) 3,500,000 additional shares of our common stock, par value $0.0001 per share (the “Common Stock”), issuable pursuant to the Cadence Pharmaceuticals, Inc. 2006 Equity Incentive Award Plan (the “2006 Plan”). The 2006 Plan, including the shares available for issuance under the 2006 Plan, have been previously approved by our stockholders.

4,471,787 shares of Common Stock under the 2006 Plan were previously registered on a Registration Statement on Form S-8 (File No. 333-138226) filed with the Securities and Exchange Commission (the “Commission”) on October 26, 2006 (the “Initial Registration Statement”).

In accordance with General Instruction E to Form S-8, the contents of the Initial Registration Statement are hereby incorporated by reference.

Item 3.	Incorporation of Documents by Reference.

The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering, and also between the date of the Initial Registration Statement and prior to effectiveness of this Registration Statement, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	our annual report on Form 10-K for the year ended December 31, 2008, which was filed on March 16, 2009;

•

our quarterly reports on Form 10-Q for the quarter ended September 30, 2009, which was filed on November 5, 2009, for the quarter ended June 30, 2009, which was filed on August 6, 2009, and for the quarter ended March 31, 2009, which was filed on May 11, 2009;

•	our current reports on Form 8-K filed on January 12, 2009, February 20, 2009, March 12, 2009, March 23, 2009, March 24, 2009, June 22, 2009, September 2, 2009 and November 13, 2009;

•

the description of our common stock contained in our registration statement on Form S-1 (File No. 333-135821), filed on July 17, 2006, including any amendments or reports filed for the purpose of updating this description; and

•	all documents filed by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before termination of this offering.

To the extent that any information contained in any current report on Form 8-K or any exhibit thereto, was furnished, rather than filed with the Commission, such information or exhibit is specifically not incorporated by reference in this prospectus.

These documents may also be accessed on our website at www.cadencepharm.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.

You may request a copy of any or all of the information incorporated by reference, at no cost, by writing or telephoning us at the following address:

Cadence Pharmaceuticals, Inc.

12481 High Bluff Drive, Suite 200

San Diego, California 92130

(858) 436-1400

Attention: Investor Relations

Item 6.	Indemnification of Directors and Officers.

We have adopted provisions in our certificate of incorporation that limit the liability of our directors for monetary damages for breach of their fiduciary duties, except for liability that cannot be eliminated under the Delaware General Corporation Law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following:

•	any breach of their duty of loyalty to the corporation or the stockholder;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our certificate of incorporation and our bylaws also provide that we shall indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether our bylaws would permit indemnification. We have secured such insurance.

We have entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our charter documents. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by each of these persons in any action or proceeding arising out of his or her services as a director or executive officer or at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

See also the undertakings set out in response to Item 9.

Item 8.	Exhibits.

Exhibit Number	Description of Exhibit

4.1	Form of Common Stock Certificate (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33103) for the period ended September 30, 2006 as filed with the Commission on November 30, 2006).
5.1±	Opinion of Latham & Watkins LLP.
10.5	2006 Equity Incentive Award Plan (incorporated by reference to the Registrant’s registration statement on Form S-8 (File No. 333-138226) filed with the Commission on October 26, 2006.
23.1±	Consent of Independent Registered Public Accounting Firm.
23.2±	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
24.1±	Power of Attorney (included on the signature page to this Registration Statement)

±	Included in this registration statement.

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Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Cadence Pharmaceuticals, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on the 22nd day of December, 2009.

CADENCE PHARMACEUTICALS, INC.

By:	/S/ THEODORE R. SCHROEDER
Theodore R. Schroeder
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Theodore R. Schroeder and William R. LaRue, and each or either of them, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THEODORE R. SCHROEDER Theodore R. Schroeder	President, Chief Executive Officer and Director (Principal Executive Officer)	December 22, 2009

/s/ WILLIAM R. LARUE William R. LaRue	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)	December 22, 2009

/s/ CAM L. GARNER	Chairman of the Board of Directors	December 22, 2009
Cam L. Garner

/s/ BRIAN G. ATWOOD Brian G. Atwood	Director	December 22, 2009

/s/ SAMUEL L. BARKER, PH.D. Samuel L. Barker, Ph.D.	Director	December 22, 2009

/s/ MICHAEL A. BERMAN, M.D. Michael A. Berman, M.D.	Director	December 22, 2009

/s/ JAMES C. BLAIR, PH.D. James C. Blair, Ph.D.	Director	December 22, 2009

/s/ ALAN D. FRAZIER Alan D. Frazier	Director	December 22, 2009

/s/ TODD W. RICH Todd W. Rich	Director	December 22, 2009

/s/ CHRISTOPHER J. TWOMEY Christopher J. Twomey	Director	December 22, 2009

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

4.1	Form of Common Stock Certificate (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33103) for the period ended September 30, 2006 as filed with the Commission on November 30, 2006)

5.1±	Opinion of Latham & Watkins LLP

10.5	2006 Equity Incentive Award Plan (incorporated by reference to the Registrant’s Registration Statement on Form S-8 (File No. 333-138226) filed with the Commission on October 26, 2006

23.1±	Consent of Independent Registered Public Accounting Firm

23.2±	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1±	Power of Attorney (included on the signature page to this registration statement)

±	Included in this registration statement.